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                                                                     EXHIBIT 4.2

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                              COMMON STOCK WARRANT
                                       of
                            DATA RETURN CORPORATION

No. A-1                                         __________________________, 1999


                                                Void after the Fifth Anniversary
                                                    of the Above-Referenced Date

     THIS CERTIFIES THAT, for value received, Microsoft Corporation(together with any permitted assigns, the "Warrantholder") is entitled to purchase from Data Return Corporation, a Texas corporation (the "Company"), [the number of shares that could be purchased for $3.75 mm] shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"). The exercise price per share applicable to this Warrant (the "Exercise Price") shall be $[the same per share price as under the Stock Purchase Agreement] per share of Common Stock. The Exercise Price and such number of shares shall be subject to adjustment upon the occurrence of the contingencies set forth in this Warrant.

     Upon delivery of this Warrant, together with payment of the Exercise Price multiplied by the total number of shares of Common Stock thereby purchased (the "Aggregate Exercise Price"), at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the holder hereof, the holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The date at which the Company receives (i) this Warrant and (ii) payment for the shares of Common Stock, either by payment in cash, or by check, or wire transfer, shall be referred to herein as the "Exercise Date". All shares of Common Stock which may be issued upon the exercise of this Warrant ("Warrant Shares") shall, upon issuance, be fully paid, validly issued and non-assessable, free from all taxes, liens and charges.

     This Warrant is subject to the following terms and conditions:

     1.   Exercise of Warrant.

          1.1    Time of Exercise.

                 (a) This Warrant may be exercised in whole or in part commencing on the date hereof until the fifth anniversary date of the issuance of this Warrant, and if such day is not a business day, then on the next business day thereafter.
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                 (b)  The issuance of certificates for shares upon exercise of this Warrant shall be made without charge to the holder thereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of the shares.

                 (c) The Company shall not close its books against the transfer of this Warrant or of any shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                 (d) The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of shares issuable upon the exercise of this Warrant.

          1.2 Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1.1, the Warrantholder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                 (a) the surrender of the Warrant at the principal office of the Company; and

                 (b) subject to Section 1.3, the payment to the Company by wire transfer or check of the Aggregate Exercise Price for all shares of Common Stock purchased.

          1.3 Net Exercise. In lieu of exercising this Warrant, the Warrantholder may elect to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:


     S = P x  (F-E)
             -------
                F

          Where

            S = The number of shares of Common Stock to be issued to the Warrantholder.

            P = The number of shares of Common Stock purchasable under this Warrant.

            F = The Fair Market Value (as defined below) of 1 share of Common Stock.

            E = The Exercise Price (as adjusted to the date of such calculations).

          For purposes of this Section 1.3, the "Fair Market Value" of the Common Stock shall be determined in good faith by the Board of Directors of the Company; provided, that if the Common Stock is then trading on a national securities exchange or in the over-the-counter market, such

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determination shall be made with reference to the average closing price of the
Common Stock in such trading over the 20 trading days immediately preceding the exercise of the Warrant.

          1.4 Certificates for Shares. The Company shall, within 30 days after the Exercise Date, prepare a certificate for the shares of Common Stock purchased in the name of the holder of this Warrant, or as such holder may direct (subject to the restrictions upon transfer contained herein and upon payment by such holder hereof of any applicable transfer taxes). In case the Warrantholder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such shares and deliver such new warrant to the Warrantholder.

          1.5 Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Warrantholder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

     2.   Certain Adjustments.

     2.1 Exercise Price; Adjustment of Number of Shares. The Exercise Price set forth in Section 1 hereof and the number of shares purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided.

     2.2 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company's assets to another person or entity (collectively referred to as a "Transaction") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such Transaction, reasonable, lawful and adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, upon exercise of this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Transaction with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such shares were outstanding immediately prior to the Transaction, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

     2.3 Stock Splits, Stock Dividends and Reverse Stock Splits. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares,

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or shall declare and pay any stock dividend with respect to its outstanding stock that has the effect of increasing the number of outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

     2.4 Issuance of Additional Shares of Common Stock. If at any time prior to the Expiration Date the Company shall issue any Additional Shares of Common Stock for a consideration per share (the "Subsequent Issue Price") less than the Exercise Price as in effect immediately prior to such issuance, the Exercise Price shall be reduced to the lower of the prices calculated by dividing (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Exercise Price then in effect plus (y) the aggregate consideration, if any, received by the Company in connection with such issuance by (ii) the total number of shares of Common Stock outstanding immediately after such issuance.

     For purposes of this Section 2.4, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or issuable by the Company after the Original Issue Date, other than (i) shares of Common Stock issuable under the Company's employee stock option plan as approved by the Company's Board of Directors (the "Employee Stock") and (ii) shares issued by the Company in an underwritten public offering. For purposes of this Section 2.4, in the case of convertible securities, there shall be determined the price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon conversion or exchange thereof by (ii) the maximum aggregate number of additional Shares of Common Stock issuable upon conversion or exchange of all such convertible securities for such minimum aggregate amount of additional consideration; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such convertible securities, whether or not then exercisable or convertible) of such maximum number of Additional Shares of common stock at the price per share so determined.

     If any rights of conversion or exchange evidenced by convertible securities the issuance of which resulted in an adjustment to the Exercise Price and the number of Warrant Shares issuable hereunder pursuant to this Section 2.4 shall expire without having been exercised, or if any such convertible securities are exercised for a consideration greater than or for a number of Additional Shares of Common Stock less than those used for purposed of determining the adjustment to the Exercise Price provided in this Section 2.4, the adjusted Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had an adjustment with respect to such Convertible Securities been made on the basis that the only Additional Shares of Common Stock issued or sold were those issued upon the conversion or exchange of such convertible securities, and

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that they were issued or sold for the consideration actually received by the
Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of such Convertible Securities.

     Notwithstanding anything to the contrary in this Section 2.4, in no event shall (i) the Exercise Price be increased or (ii) the number of Warrant Shares purchasable hereunder be decreased pursuant to the provisions of this Section 2.4.

     2.5 Company to Prevent Dilution. In case at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by this Section 2, and which might materially and adversely affect the exercise rights of the holder hereof, unless the adjustment necessary shall be agreed by the Company and the holder hereof, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of national standing, reasonably acceptable to the holder, who at the Company's expense shall give their opinion upon the adjustment necessary with respect to the Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant, if any, so as to preserve, without dilution, the exercise rights of the holder hereof. In the event that the holder disputes such adjustment, the holder shall be entitled to select an additional firm of independent certified public accountants of national standing and paid for by the holder to calculate such adjustment and the Company and the holder shall use their good faith best efforts to agree on such adjustment based on the reports of the two accounting firms. In the event that the Company and the holder are still unable to reach agreement as to such adjustment, the Company and the holder agree to submit such determination to binding arbitration. Upon determination of such adjustment, the Board of Directors shall forthwith make the adjustments described therein.

     2.6 Dissolution, Liquidation or Wind-Up. In case the Company shall, at any time prior to the exercise of this Warrant, dissolve, liquidate or wind up its affairs, the holder hereof shall be entitled, upon the exercise of this Warrant, to receive, in lieu of the Warrant Shares which the holder would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such holder upon any such dissolution, liquidation or winding up with respect to such Warrant Shares, had such holder hereof been the holder of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution.

     2.7 Accountant's Certificate. In each case of an adjustment in the Exercise Price, number of Warrant Shares or other stock, securities or property receivable upon the exercise of this Warrant, the Company shall compute, and upon the holder's request shall at the Company's expense cause independent public accountants of recognized standing selected by the Company and reasonably acceptable to the holder to certify such computation, such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (i) the number of shares of Common Stock of each class outstanding or deemed to be outstanding, (ii) the adjusted Exercise Price and (iii) the number of Warrant Shares issuable upon exercise of this Warrant. The Company will forthwith mail a copy of each such certificate to the holder hereof. In the event that the holder disputes such adjustment, the holder shall be entitled to select an additional firm of independent certified public accountants of national standing and paid for by the holder to certify such adjustment and the Company and the holder shall use their good faith best efforts to agree on such adjustment based on the reports of the two accounting firms. In the event that the Company and the holder are still unable to reach agreement as to such adjustment, the Company and the holder agree to submit such determination to binding arbitration. Upon determination of such adjustment, the Board of Directors shall forthwith make the adjustments described therein.

     3. Representations and Warranties of Warrantholder. Warrantholder hereby represents and warrants that:

          3.1 Purchase Entirely for Own Account. This Warrant and the Common Stock issuable upon exercise hereof (collectively, the "Securities") will be acquired for investment for Warrantholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Warrantholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Warrantholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Securities. Warrantholder represents that it has full power and authority to enter into this Warrant.

          3.2 Investment Experience. Warrantholder acknowledges that it is able to protect its own economic interests, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the investment in this Warrant. Warrantholder also represents it has not been organized for the purpose of acquiring this Warrant.

          3.3 Accredited Investor. Warrantholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the "Act").

          3.4 Restricted Securities. Warrantholder understands that the Securities are characterized as "restricted securities" under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Act such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Warrantholder represents that it is familiar with Rule 144 promulgated under the Act and understands the resale limitations imposed thereby and by the Act. Warrantholder further acknowledges that it will not be able to avail itself of Rule 144 unless and until the Company effects a public offering of its Common Stock.

          3.5 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Warrantholder further agrees not to make any disposition of all or any portion of the Securities unless and until:

                 (a) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

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                 (b)  (i)  such Warrantholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Warrantholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

     4.   Miscellaneous.

          4.1 Successors and Assigns. The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder hereof and of the Common Stock issued upon the exercise hereof.

          4.2 No Rights as Shareholder. No Warrantholder, as such, shall be entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

          4.3 No Fractional Shares. No fractional share shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay Warrantholder a sum in cash equal to the fair market value of such fraction on the date of exercise.

          4.4 Lock-Up. Warrantholder hereby agrees that it shall not, without the consent of the managing underwriter, sell, transfer, pledge, hypothecate or otherwise transfer or dispose of any Common Stock or other shares of stock of the Company then owned by Warrantholder for up to 180 days following the effective date of a registration statement (other than a registration statements relating to any employee benefit plan, or with respect to a corporate reorganization or other transaction under Rule 145 promulgated under the Securities Act )of the Company for an initial public offering filed under the Securities Act; provided, however, that all officers and directors of the Company and all holders of Common Stock (or options or other rights to acquire Common Stock) equal to at least 1% of the Company's voting securities (on a fully-diluted basis) enter into similar agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Common Stock and such other shares of stock of Warrantholder.

          4.5 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like data and tenor.

          4.6 Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal

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holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

          4.7 Governing Law. This Warrant shall be governed by the internal laws of the State of Texas, as applied to contracts between residents of Texas and to be performed entirely within Texas, without regard to the application of conflict of law rules.

          4.8 Agreement by Warrantholder. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

     5. Amendment. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holder hereof.

     IN WITNESS WHEREOF, Data Return Corporation has caused this Warrant to be signed by its duly authorized officer.

                                    DATA RETURN CORPORATION



                                    By:
                                       -----------------------------------------
                                         Sunny C. Vanderbeck, President

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